Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81670, 33-46058, 333-58893, 333-84719, 333-117480, 333-126012, 333-135412, 333-143920, 333-151624, 333-161069, 333-163871, 333-207813, 333-219772, 333-223248, 333-238525, 333-264713, 333-249836 and 333-273766) pertaining to the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan, the 2004 Equity Incentive Plan, the 2018 Equity Incentive Plan and the 2022 Equity Incentive Plan of Gilead Sciences, Inc. and the Amended & Restated 2014 Long-Term Incentive Plan of Immunomedics, Inc., and the Registration Statement on Form S-3 (No. 333-273745) of Gilead Sciences, Inc. and in the related Prospectuses, as applicable, of our reports dated February 28, 2025, with respect to the consolidated financial statements of Gilead Sciences, Inc., and the effectiveness of internal control over financial reporting of Gilead Sciences, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2024.
/s/ Ernst & Young LLP
San Mateo, California
February 28, 2025